Dated 15 March 2013
(1) PLAINTIFF (2) DEFENDANT A (3) DEFENDANT B (4) OMEGAFLEX LIMITED
SETTLEMENT AGREEMENT

Contents

Clause                                                                                                                       Page

1. Interpretation 1

2. Payment 2

3. Settlement 2

4. Costs 3

5. Stay of Action 3

6. Warranty 3

7. No Admission 3

8. Confidentiality 3

9. Rights of Third Parties 4

10. Invalidity 4

11. Amendments 4

12. Entire Agreement 5

13. Counterparts 5

14. Governing Law and Jurisdiction 5

THIS AGREEMENT is dated 15 March 2013 and made between:

(1)

Plaintiff a company incorporated in England and Wales (registered number _____) whose registered office is at _________ ("Plaintiff");

(2)

Defendant A a company incorporated in England and Wales (registered number _____) whose registered office is at _________  ("Defendant A");

(3)

Defendant B a company incorporated in England and Wales (registered number _____) whose registered office is at _________ ("Defendant B"); and

(4)

OMEGAFLEX LIMITED a company incorporated in England and Wales (registered number 04060071) who registered office is at Kildare House, Wildmere Road, Banbury, Oxfordshire OX16 3JU ("OmegaFlex").

BACKGROUND:

A.

Plaintiff commenced proceedings (Claim number [case number]) against DEFENDANT A and Defendant B in connection with the design and installation of a gas distribution system at the new build element of [Project], Milton Keynes.

B.

DEFENDANT A, in turn, has made a third party claim against OmegaFlex and OmegaFlex is also a party to the proceedings.  DEFENDANT A also made a claim in contribution against Defendant B and Defendant B made a claim in contribution against DEFENDANT A and a counterclaim against Plaintiff.

C.

The parties now wish to bring the proceedings to a close and settle certain matters between them on the terms set out in this Agreement.

IT IS AGREED that:

1.

INTERPRETATION

1.1

Meaning of references

In this Agreement unless the context requires otherwise, any reference to:

(a)

this Agreement includes the Appendix which forms part of this Agreement for all purposes;

(b)

a cause of action means any cause of action which exists in law or equity in any jurisdiction;

(c)

a claim includes a claim for a monetary sum, damages, interest, costs or any other remedy or relief;

(d)

a clause or to the Appendix is, as the case may be, to a clause or the appendix to this Agreement;

(e)

a party is to a party to this Agreement;

(f)

a person includes any individual, firm, company, corporation, government, state or agency of state or any association, trust or partnership (whether or not having a separate legal personality); and

(g)

the singular includes the plural and (vice versa).

1.2

Headings and table of contents

In this Agreement, the table of contents and headings are included for convenience only and do not affect the interpretation or construction of this Agreement.

2.

PAYMENT

2.1

Amount of payment

Plaintiff will receive a total sum of £2,200,000 (the “gross payment”).  This shall consist of payments from Defendant A, Defendant B and Omegaflex amounting to £2,100,000 and an agreement that Plaintiff may retain the £100,000 currently withheld from Defendant B (“the retained sum”).  The payment of the £2,100,000 (the “net payment”) is to be paid in accordance with clause 2.2 below and in the following shares:

(a)

Defendant A shall pay to Plaintiff the sum of £_______;

(b)

Defendant B shall pay to Plaintiff the sum of £_______; and

(c)

OmegaFlex shall pay to Plaintiff the sum of £800,000.

2.2

Time of payment

The net payment shall be paid to Plaintiff’s solicitors [              ]by no later than 4pm on Tuesday 19 March 2013 by bank transfer to the following account details:

[Bank details itentionally omitted]

2.3

Responsibility for payment

Defendant A, Defendant B and OmegaFlex shall each be responsible for the payment of the sum attributable to it.  Under no circumstances will Defendant A, Defendant B and/or OmegaFlex be responsible for the payment of any sum to be paid by another party.

3.

SETTLEMENT

(I)

The gross payment referred to in clause 2.1 is in full and final settlement of all claims between the parties (including counterclaims and claims for contribution) arising from the Proceedings under Claim No [case number] in the High Court of Justice, Queen’s Bench Division, Technology and Construction Court.

(ii)

Nothwithstanding clause 3(i) above but subject always to clauses 3(iii) and (iv), the payment referred to in clause 2.1(c) is in full and final settlement of all claims present and future by any of the other parties (including counterclaims and claims for contribution) against Omegaflex in connection with the [Project] save for any claims arising out of any product supplied by

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OmegaFlex in connection with the [Project] which causes or may cause death, bodily injury or physical damage.

(iii)

This agreement is conditional upon the total net payment of £2,100,000 as referred to in clauses 2.1 and 2.2 above being received in full into the account stipulated at clause 2.2 no later than 4pm on Tuesday 19 March 2013. Should any sum remain outstanding after that date, Plaintiff (by its solicitors) will immediately notify all parties of the sum that remains outstanding and of the identity of the non-paying party/parties.

(iv)

Until such time as the total net payment is received, any sums paid pursuant to clause 2.1 will be held on account by [                ] [ .. In the event that the total net payment of £2,100,000 is not received in accordance with clauses 2.1 and 2.2 above (or such other date as may be agreed between the parties, the settlement will have no effect and any individual payment towards the net payment made by any of the parties under clauses 2.1(a) to (c) into the account referred to at clause 2.2 above shall be returned to the payor within 7 working days.

4.

COSTS

4.1

Legal costs

The payments made pursuant to clause 2 are in full and final settlement of any entitlement to costs and expenses in connection with proceedings [case number] and this clause 4.1 shall override and supersede any previous agreements between the parties or their representatives and any court order made in the proceedings.

5.

STAY OF ACTION

Upon payment of the total the net payment the parties hereby consent to and shall take all necessary steps to obtain an Order staying the proceedings in the terms of the draft Order at Appendix 1 or substantially the same terms.

6.

WARRANTY

The parties warrant and represent that they have not sold, transferred, assigned or otherwise disposed of its interest in the claims and causes of action which are the subject of this agreement.

7.

NO ADMISSION

This Agreement is entered into as a commercial compromise between the parties and nothing in this Agreement or the negotiations relating to it shall in any way be construed as an admission of liability or wrongdoing by any party.

8.

CONFIDENTIALITY

8.1

Confidentiality

Subject to clause 8.2 below each party shall treat as confidential and not disclose to any other person:

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(a)

the existence, terms or subject matter of this Agreement; and

(b)

the negotiations relating to this Agreement.

8.2

Exceptions

Either party may disclose the existence and terms of this Agreement and the negotiations relating to this Agreement:

(a)

to its auditors, parent and group companies, insurers, brokers and legal or other professional advisors;

(b)

if required by the law of any relevant jurisdiction or a court of competent jurisdiction;

(c)

if required by any securities or investment exchange or regulatory or governmental body to which either party is subject (including the Financial Services Authority, the London Stock Exchange, the UK Listing Authority or the Panel on Takeovers and Mergers);

(d)

if necessary for the purposes of enforcing any of the terms of this Agreement;

(e)

to any mediator who is appointed for the purposes of assisting in the resolution of any dispute arising out of the terms of this Agreement or assisting in the resolution of any dispute which is connected with the claims and causes of action which are settled by the terms of this Agreement.

9.

NON-DISPARAGEMENT CLAUSE

At no time after the date of this Agreement will any party knowingly say or do anything (or cause or permit anything to be said or done) (whether through its officers or otherwise) that might reasonably be expected to be detrimental or damaging to the reputation of the other party, other than that which is reasonably necessary in the course of that party giving disclosure in circumstances named at sub-clause 8.2 or in the course of responding to legal claims against it or to comply with any contractual or other obligations and duties.

10.

RIGHTS OF THIRD PARTIES

The parties do not intend any term of this Agreement to be enforceable pursuant to the Contracts (Rights of Third Parties) Act 1999.

11.

INVALIDITY

If any or any part of any provision of this Agreement shall be or become illegal, invalid or unenforceable in any respect then the remainder of that provision and/or all other provisions of this Agreement shall remain valid and enforceable.

12.

AMENDMENTS

No amendment or variation of the terms of this Agreement shall be effective unless it is made or confirmed in a written document signed by both the parties.

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13.

ENTIRE AGREEMENT

13.1

This Agreement constitutes the whole agreement between the parties and supersedes all previous agreements between the parties relating to its subject matter.

13.2

Each party acknowledges that, in entering into this Agreement, it has not relied on, and shall have no right or remedy in respect of, any statement, representation, assurance or warranty (whether made negligently or innocently) other than as expressly set out in this Agreement.

13.3

Nothing in this clause shall limit or exclude any liability for fraud.

14.

COUNTERPARTS

14.1

Any number of counterparts

This Agreement may be executed in any number of counterparts, and by the parties as separate counterparts, but shall not be effective until each of the parties has executed at least one counterpart.

14.2

Each counterpart an original

Each counterpart shall constitute an original of this Agreement, but all the counterparts shall together constitute one and the same instrument.

15.

GOVERNING LAW AND JURISDICTION

15.1

Governing law

This Agreement shall be governed by and construed in accordance with English law.

15.2

Jurisdiction

Each party irrevocably submits to the exclusive jurisdiction of the English Courts to resolve any dispute which may arise under or in connection with this Agreement.

EXECUTION:

The parties have shown their acceptance of the terms of this Agreement by executing it below.

SIGNED by [name], Director, duly authorised for and on behalf of PLAINTIFF:	))

SIGNED by [name], Director, duly authorised for and on behalf of DEFENDANT A:	))

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SIGNED by [name], Director, duly authorised for and on behalf of DEFENDANT B:	))

SIGNED by Mark Albino, Director, duly authorised for and on behalf of OMEGAFLEX LIMITED:	))	/s/ Mark Albino

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